Exhibit 99.1

Vivint Announces Fourth Quarter and Full Year 2021 Results

Originated record 360,509 new subscribers as revenue grew 18% and attrition reached 14-quarter low of 11.3%

Provo, UT – February 24, 2022 – Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced results for the fourth quarter and full year ended December 31, 2021.

“Last year was extraordinary for Vivint,” said David Bywater, CEO of Vivint Smart Home. “Our team delivered record results in 2021, adding more than 360,000 new subscribers while outperforming our full-year guidance on total subscribers, revenue, and adjusted EBITDA. Our attrition rate decreased to a 14-quarter low of 11.3%, which was 110 basis points lower than the prior year. We saw meaningful progress on our Smart Energy and Smart Insurance initiatives which we are eager to expand in 2022 as we pursue our mission to make our customers’ homes smarter, greener, and safer while saving them money.”
“Many of the underlying metrics of the business showed strong improvement year over year, leading to expanded growth in adjusted EBITDA and strong cash flow generation in the face of significant inflationary pressures,” said Dale R. Gerard, CFO of Vivint Smart Home. “We expect to see continued growth in subscribers, revenue, profitability, and cash in 2022 as we look to solidify our position as a ‘Category of One’ in the smart home space.”

Fourth Quarter Financial Highlights (vs. prior-year period)
•Revenue increased by $65.3 million to $396.2 million, representing an increase of 19.7%
•Net loss improved by $131.3 million to $53.5 million
•Adjusted EBITDAa increased by $33.8 million to $178.4 million

Full Year Financial Highlights (vs. prioryear period)
•Revenue increased by $227.1 million to $1.48 billion, representing an increase of 18.1%
•Net loss improved by $297.8 million to $305.6 million
•Adjusted EBITDA(a) increased by $90.3 million to $669.1 million
•Attrition rate improved by 110 basis points to 11.3%, the lowest rate in 14 quarters
•Total Subscribers grew by 9.4% to 1,855,141
•Generated $65.2 million in free cash flow(a)

Business Highlights
Awards & Recognition:
◦Recognized as “Best Professionally Installed Security System” for the third consecutive year by U.S. News & World Report
◦Received “Editor's Choice Award” for all-in-one security and home automation by PC Magazine
◦Named to Newsweek's list of the “Most Loved Workplaces for 2021”
◦Made Inc. Magazine’s first annual “Best-Led Companies” list

Smart Energy:

a) This earnings release includes Adjusted EBITDA, Covenant Adjusted EBITDA, and Free Cash Flow metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA, Covenant Adjusted EBITDA, and Free Cash Flow and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

◦Announced partnerships with Freedom Forever, Mosaic, and Sunrun
◦Laid out vision to combine energy production and consumption controlled by an integrated platform that uses data-infused AI to manage power consumption more intelligently
◦Sold more than 45 megawatts of solar in 2021, bringing smart energy to about 5,000 homes
Smart Insurance:
◦Laid out vision to develop a smart insurance solution that leverages the Vivint ecosystem to help insurance providers better price the risk of a customer who has a professionally installed smart home system
◦Began process of becoming a Managing General Agent which will allow Vivint to develop specific homeowner insurance options and provide a higher level of savings for our customers
Full Year 2022 Guidance
•Total subscribers between 1.95 million and 2.00 million
•Total revenue between $1.60 billion and $1.63 billion
•Adjusted EBITDA(a) between $725 million and $745 million
•Free cash flow(a) between $67 million and $77 million

Reconciliations of Adjusted EBITDA to net loss and Free Cash Flow to net cash provided by operating activities are not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net loss and adjustments that could be made for impairment charges, restructuring charges and the timing and magnitude of other amounts included in the reconciliations. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference Call Information

Vivint will host a conference call and webcast to discuss its fourth quarter and full year 2021 results at 5:00 p.m. ET / 3:00 p.m. MT today, February 24, 2022. To join the live webcast and conference call, please visit the Investor Relations section of the Company’s website at https://investors.vivint.com/events-and-presentations/events/default.aspx, or dial 1-844-200-6205 for domestic participants or +1-929-526-1599 for international participants with the access code of 397400. A financial results presentation will be available immediately before the call in the Investor Relations section of Vivint’s website at https://investors.vivint.com/events-and-presentations/events/default.aspx, and a replay of the webcast will be available following the completion of the webcast and conference call.

a) This earnings release includes Adjusted EBITDA, Covenant Adjusted EBITDA, and Free Cash Flow metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA, Covenant Adjusted EBITDA, and Free Cash Flow and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

Summary of Quarterly Key Financial and Portfolio Metrics
($ in millions, except for subscriber data)

	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2020	2021	2021	2021	2021
Total Revenues	$330.9	$342.3	$354.1	$386.7	$396.2
Net Loss	$(184.8)	$(88.8)	$(70.5)	$(92.7)	$(53.5)
Adjusted EBITDA(a)	$144.6	$160.7	$159.6	$170.4	$178.4
Adjusted EBITDA Margin	43.7%	46.9%	45.1%	44.1%	45.0%
LTM Covenant Adjusted EBITDA(a)	$891.8	$913.2	$957.3	$1,004.1	$1,050.7
LTM Covenant Adjusted EBITDA Margin	71.2%	70.6%	71.1%	71.0%	71.0%
New Subscribers(1)	58,554	60,127	121,599	114,380	64,403
Total Subscribers(1)	1,695,498	1,706,069	1,781,469	1,843,744	1,855,141
Total Monthly Service Revenue(1)	$83.0	$82.1	$84.5	$86.4	$86.7
Avg Monthly Service Revenue per User(1)	$48.95	$48.12	$47.45	$46.88	$46.71
Total Monthly Recurring Revenue	$109.8	$112.0	$114.4	$121.5	$125.2
Avg Monthly Recurring Revenue per User	$64.73	$65.84	$65.39	$66.39	$67.58
Attrition Rate(2)	12.4%	11.8%	11.6%	11.4%	11.3%

(1) Excludes subscribers from sales pilot initiatives
(2) Attrition Rate is reported on LTM basis for each period end & excludes subscribers from sales pilot initiatives

About the Company

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24-7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.8 million customers. For more information, visit https://www.vivint.com.

Forward-Looking Statements

This earnings release and accompanying conference call include certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation the information under the heading “Full Year Outlook” in this press release. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, which is expected to be filed on or about the date of this earnings release, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•the duration and scope of the COVID-19 pandemic;
•actions governments, the company's counterparties, and the company's customers or potential customers take in response to the COVID-19 pandemic;
•the impact of the pandemic and actions taken in response to the pandemic on the global economies and economic activity;
•the pace of recovery when the COVID-19 pandemic subsides;
•the impact of the COVID-19 pandemic on our liquidity and capital resources, including the impact of the pandemic on our customers and timing of payments, the sufficiency of credit facilities, and the company's compliance with lender covenants;
•the ineffectiveness of steps we take to reduce operating costs;
•risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;
•the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors;
•litigation, complaints, product liability claims and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather and demographic trends;
•adverse publicity and product liability claims;
•increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;
•cost increases or shortages in smart home and security technology products or components including disruptions in our supply chains;
•the introduction of unsuccessful new Smart Home initiatives, products or services;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•the impact to our business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan;

•risks related to our exposure to variable rates of interest with respect to our revolving credit facility and term loan facility;
•our inability to maintain effective internal control over financial reporting; and
•our inability to attract and retain employees due to labor shortages.
In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.
The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise, except as required by law.

Certain Definitions
Total Subscribers - is the aggregate number of active smart home and security subscribers at the end of a given period.
Total Monthly Recurring Revenue - or Total MRR, is the average total monthly recurring revenue recognized during a given period.
Average Monthly Recurring Revenue per User - or AMRRU, is Total MRR divided by average monthly Total Subscribers during a given period.
Total Monthly Service Revenue - or MSR, is the contracted recurring monthly service billings to our smart home and security subscribers, based on the Total Subscribers number as of the end of a given period.
Average Monthly Service Revenue per User - or AMSRU, is Total MSR divided by Total Subscribers at the end of a given period.
Adjusted EBITDA Margin - is Adjusted EBITDA as a percent of revenue.
Covenant Adjusted EBITDA Margin - is Covenant Adjusted EBITDA as a percent of revenue.
Net Loss Margin - is net loss as a percent of revenue.
Attrition Rate - is the aggregate number of canceled smart home and security subscribers during the prior 12-month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this a cancellation.
Average Subscriber Lifetime - in number of months, is 100% divided by our expected long-term annualized attrition rate multiplied by 12 months.
Net Service Cost per Subscriber - is the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring smart home services billings and cellular network maintenance fees for the period, divided by average monthly Total Subscribers for the same period.
Net Service Margin - is the monthly average MSR for the period, less total average net service costs for the period divided by the monthly average MSR for the period.
New Subscribers - is the aggregate number of net new smart home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another.
Net Subscriber Acquisition Costs per New Subscriber - is the net cash cost to create new smart home and security subscribers during a given 12-month period divided by New Subscribers for that period. These costs include commissions, Products, installation, marketing, sales support and other allocations (general and administrative and overhead); less upfront payments received from the sale of Products associated with the initial installation, and installation fees. Upfront payments reflect gross proceeds prior to deducting fees related to consumer financing of Products. These costs exclude capitalized contract costs and upfront proceeds associated with contract modifications.
Total Monthly Service Revenue for New Subscribers - is the contracted recurring monthly service billings to our New Subscribers during the prior 12-month period.

Average Monthly Service Revenue per New Subscriber - is the Total Monthly Service Revenue for New Subscribers divided by New Subscribers during the prior 12-month period.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Statements of Operations
(In thousands; unaudited)

	Three Months Ended Dec 31,		Years Ended Dec 31,
	2021	2020	2021	2020
Revenues:
Recurring and other revenue	$396,214	$330,908	$1,479,388	$1,252,267
Costs and expenses:
Operating expenses	98,012	94,615	384,365	352,343
Selling expenses	79,017	106,774	379,497	302,287
General and administrative expenses	79,045	87,651	268,312	267,923
Depreciation and amortization	153,589	147,442	601,452	570,831
Restructuring expenses	—	—	—	20,941
Total costs and expenses	409,663	436,482	1,633,626	1,514,325
Loss from operations	$(13,449)	$(105,574)	$(154,238)	$(262,058)
Other expenses (income):
Interest expense	38,012	50,380	184,993	221,175
Interest income	(252)	(421)	(532)	(708)
Change in fair value of warrant liabilities	531	29,357	(50,107)	109,250
Other (income) loss, net	(247)	(868)	14,489	10,473
Total other expenses	38,044	78,448	148,843	340,190
Loss before income taxes	(51,493)	(184,022)	(303,081)	(602,248)
Income tax expense	1,971	759	2,471	1,083
Net loss	$(53,464)	$(184,781)	$(305,552)	$(603,331)

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Balance Sheets
(In thousands; unaudited)

	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$208,509	$313,799
Accounts and notes receivable, net	63,671	64,697
Inventories	51,251	47,299
Prepaid expenses and other current assets	19,385	14,338
Total current assets	342,816	440,133

Property, plant and equipment, net	55,448	52,379
Capitalized contract costs, net	1,405,442	1,318,498
Deferred financing costs, net	2,088	1,667
Intangible assets, net	51,928	111,474
Goodwill	837,153	837,077
Operating lease right-of-use assets	46,000	52,880
Long-term notes receivables and other assets, net	44,753	58,317
Total assets	$2,785,628	$2,872,425
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$96,317	$85,656
Accrued payroll and commissions	83,347	87,943
Accrued expenses and other current liabilities	236,250	247,324
Deferred revenue	429,900	327,632
Current portion of notes payable, net	13,500	9,500
Current portion of operating lease liabilities	12,033	12,135
Current portion of finance lease liabilities	2,854	3,356
Total current liabilities	874,201	773,546

Notes payable, net	2,317,515	2,372,235
Notes payable, net - related party	381,330	443,865
Finance lease liabilities, net of current portion	1,416	2,460
Deferred revenue, net of current portion	778,214	621,182
Operating lease liabilities	41,713	49,692
Warrant derivative liabilities	24,564	75,531
Other long-term obligations	106,135	121,235
Deferred income tax liabilities	640	2,168
Total liabilities	4,525,728	4,461,914
Total stockholders’ deficit	(1,740,100)	(1,589,489)
Total liabilities and stockholders’ deficit	$2,785,628	$2,872,425

VIVINT SMART HOME, INC. and SUBSIDIARIES
Summary Cash Flow Data
(In thousands; unaudited)

	Three Months Ended Dec 31,		Years Ended Dec 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(59,676)	$3,855	$82,454	$226,664
Net cash used in investing activities	(7,444)	(2,959)	(17,481)	(11,663)
Net cash (used in) provided by financing activities	(4,505)	17,151	(170,216)	94,112
Effect of exchange rate changes on cash	(18)	70	(47)	137
Net (decrease) increase in cash and cash equivalents	(71,643)	18,117	(105,290)	309,250

Cash and cash equivalents:
Beginning of period	280,152	295,682	313,799	4,549
End of period	$208,509	$313,799	$208,509	$313,799

Statement Regarding Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation (or non-cash compensation), certain financing fees, changes in the fair value of the derivative liability associated with our public and private warrants and certain other non-recurring expenses or gains.
Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of revenue.
During the first quarter of 2021, in connection with our re-assessment of our accounting for our public and private warrants, we updated our definition of “Adjusted EBITDA” to exclude the impact of changes in the fair value of the derivative liability associated with our public and private warrants. We do not consider changes in the fair value of the warrants to be directly attributable to our operations and we believe that excluding the impact of changes in the fair value of the warrants from our calculation of Adjusted EBITDA results in a metric that better reflects the results of our operations. Prior period disclosures of Adjusted EBITDA were updated to conform to our updated definition of Adjusted EBITDA.
Adjusted EBITDA is not defined under GAAP and is subject to important limitations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.
Management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. In addition, targets based on Adjusted EBITDA are among the measures we use to evaluate our management’s performance for purposes of determining their compensation under our incentive plans.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation, changes in the fair value of the derivative liability associated with our public and private warrants and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the agreements governing our Notes and the Credit Agreement.
We believe that the presentation of Covenant Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Notes and the Credit Agreement governing the Revolving Credit Facility and the Term Loan Facility. We caution investors that amounts presented in accordance with our definition of Covenant Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Covenant Adjusted EBITDA in the same manner.
Covenant Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.
Free Cash Flow
Free Cash Flow is defined as net cash (used in) provided by operating activities less capital expenditures.
See the following tables for quantitative reconciliations of Adjusted EBITDA and Covenant Adjusted EBITDA, for historical periods, to Net Loss and Free Cash Flow, for historical periods, to net cash provided by operating activities, which we believe are the most comparable financial measures calculated in accordance with GAAP.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Adjusted EBITDA
(In millions; unaudited)

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2021	2021	2021	2021	2020	2021	2020	2019
Net loss	$(53.5)	$(92.7)	$(70.5)	$(88.8)	$(184.8)	$(305.6)	$(603.3)	$(400.7)
Interest expense, net	37.8	47.0	49.9	49.8	49.9	184.5	220.5	260.0
Income tax expense (benefit), net	2.0	(1.0)	1.3	0.2	0.8	2.5	1.1	1.2
Depreciation	4.2	3.9	4.3	4.1	4.4	16.5	20.2	25.5
Amortization (i)	149.5	147.4	145.3	142.8	142.9	585.0	550.6	518.1
Stock-based compensation (ii)	22.8	29.0	27.6	87.0	81.0	166.4	198.2	3.8
Consumer financing fees (iii)	12.2	11.8	10.2	9.3	8.7	43.6	27.7	16.8
Loss contingency (iv)	—	—	—	—	13.2	—	23.2	—
CEO transition (v)	3.0	3.0	5.8	—	—	11.8	—	—
Change in fair value of warrant derivative liabilities (vi)	0.5	(15.3)	(6.2)	(29.1)	29.4	(50.1)	109.3	—
Restructuring expenses (vii)	—	—	—	—	—	—	20.9	—
Other (income) expense, net (viii)	(0.1)	37.3	(8.1)	(14.6)	(0.9)	14.5	10.4	(7.7)
Adjusted EBITDA	$178.4	$170.4	$159.6	$160.7	$144.6	$669.1	$578.8	$417.0
Net loss margin	(14)%	(24)%	(20)%	(26)%	(56)%	(21)%	(48)%	(35)%
Adjusted EBITDA margin	45%	44%	45%	47%	44%	45%	46%	36%

(i)Excludes loan amortization costs that are included in interest expense.
(ii)Reflects stock-based compensation costs related to employee and director stock incentive plans.
(iii)Reflects the reduction to revenue related to the amortization of certain financing fees incurred under the Vivint Flex Pay program.
(iv)Loss contingency accrual relating to regulatory matters.
(v)Hiring and severance expenses associated with CEO transition.
(vi)Reflects the change in fair value of the derivative liability associated with our public and private warrants.
(vii)Employee severance and termination benefits expenses associated with restructuring plans.
(viii)Primarily consists of changes in our consumer finance program derivative instrument, foreign currency exchange, and other gains/losses associated with financings and other transactions

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Covenant Adjusted EBITDA
(In millions; unaudited)

	LTM Period Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
	2021	2021	2021	2021	2020	2019
Net loss	$(305.6)	$(436.9)	$(455.6)	$(545.1)	$(603.3)	$(400.7)
Interest expense, net	184.5	196.7	200.6	205.2	220.5	260.0
Other expense (income), net	14.5	13.9	(30.6)	(26.9)	10.4	(7.7)
Income tax expense (benefit), net	2.5	1.3	2.5	2.1	1.1	1.3
Restructuring expenses (i)	—	—	—	—	20.9	—
Depreciation and amortization (ii)	76.5	79.0	82.4	85.7	89.6	106.2
Amortization of capitalized contract costs	525.0	516.3	505.5	492.8	481.2	437.4
Non-capitalized contract costs (iii)	343.1	333.7	303.8	273.4	268.5	273.8
Stock-based compensation (iv)	166.4	224.5	254.1	274.5	198.2	3.7
Change in fair value of warrant derivative liabilities (v)	(50.1)	(21.3)	(5.0)	63.4	109.3	—
Other adjustments (vi)	93.9	96.9	99.6	88.1	95.4	58.1
Covenant Adjusted EBITDA	$1,050.7	$1,004.1	$957.3	$913.2	$891.8	$732.1

(i)Employee severance and termination benefits expenses associated with restructuring plans
(ii)Excludes loan amortization costs that are included in interest expense
(iii)Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(iv)Reflects stock-based compensation costs related to employee and director stock incentive plans
(v)Reflects the change in fair value of the derivative liability associated with our public and private warrants
(vi)Includes certain items such as product development costs, Blackstone monitoring fee, loss contingencies, certain legal and professional fees, expenses associated with retention bonuses, relocation and severance payments, expenses associated with CEO transition, and certain other adjustments

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Free Cash Flow
(In millions; unaudited)

	Three Months Ended			Years Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2021	2020	2019	2021	2020	2019
Net cash (used in) provided by operating activities	$(59.7)	$3.9	$(98.8)	$82.5	$226.7	$(221.6)
Capital expenditures	(7.1)	(16.6)	(3.0)	(17.3)	(25.2)	(10.1)
Free Cash Flow	$(66.8)	$(12.7)	$(101.8)	$65.2	$201.5	$(231.7)

Nate Stubbs
VP, Investor Relations
801-221-6724
ir@vivint.com